UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Royal Gold, Inc. (“Royal Gold”), on May 24, 2023, Mark Isto, Executive Vice President and Chief Operating Officer of Royal Gold Corporation, provided his notice of retirement and resignation to Royal Gold, and, on August 22, 2023, the Board of Directors of Royal Gold accepted Mr. Isto’s resignation and termination of employment, effective September 14, 2023.

On September 14, 2023, Mr. Isto and the Company entered into a Retirement Letter Agreement (the “Retirement Letter Agreement”) and a Consulting and Confidentiality Agreement (the “Consulting Agreement,” and, together with the Retirement Letter Agreement, the “Agreements”). Pursuant to the terms of the Agreements, Mr. Isto will provide consulting services from his retirement date through August 31, 2024, with an option for the parties to extend the term of the Consulting Agreement upon mutual agreement. For as long as Mr. Isto continues to provide consulting services to the Company pursuant to the terms of the Consulting Agreement, he (1) will receive an hourly rate of the Canadian dollar equivalent U.S.$125/hour as of September 14, 2023, for up to a maximum of 64 hours per calendar month and Canadian dollar equivalent of U.S.$100/hour as of September 14, 2023, for each hour in excess of 64 hours per calendar month, and reimbursement for reasonable expenses incurred in connection with his services, and (2) will retain and be eligible to vest in his rights in unvested restricted stock units and unvested performance shares in accordance with the terms of the Company’s 2015 Omnibus and Long-Term Incentive Plan and the equity award agreements related to his unvested restricted stock units and unvested performance shares. Mr. Isto will also receive $1,000 in exchange for a general release of claims against the Company.

All of Mr. Isto’s unvested stock units and unvested performance shares that remain unvested as of the date of termination of the Consulting Agreement will be forfeited.

During the consulting period, Mr. Isto will provide technical consulting services as requested by the Company, including with respect to the various projects being evaluated by the Company from time to time and the preparation of the Company’s ESG-related reports. The Agreements also provide that Mr. Isto will not, among other things, compete with the Company or attempt to hire employees of the Company, consistent with the terms of Mr. Isto’s Employment Agreement, dated January 2, 2020, as amended.

The foregoing description of the Agreements contained herein is qualified in its entirety by reference to the actual agreements filed with the Securities and Exchange Commission as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Retirement Letter Agreement, by and between Royal Gold Corporation and Mark Isto, effective as of September 14, 2023.
10.2*	Consulting and Confidentiality Agreement, by and between Royal Gold Corporation and Mark Isto, effective as of September 14, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: September 18, 2023	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer

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